UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2019

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Electric Company (“GE” or the “Company”) is filing this Current Report on Form 8-K pursuant to Item 5.02(e) to disclose a compensatory arrangement with John G. Rice, former Vice Chairman, GE and former President & CEO, GE Global Growth Organization, who was a named executive officer in the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Shareowners (the “2018 Proxy”).

On November 19, 2018, GE announced that effective December 1, 2018, Mr. Rice would return from retirement to serve as the Chairman of the GE Gas Power business. In this role, Mr. Rice will serve as a part-time GE employee to advise the GE Gas Power leadership team as it establishes itself as a standalone business unit. He will not serve as a director or executive officer of GE.

In connection with Mr. Rice’s appointment, on January 9, 2019, the Company and Mr. Rice agreed that he will receive an annual salary of $2,000,000. Mr. Rice is eligible to participate in GE’s active employee health and equity plans in accordance with GE’s normal processes. Mr. Rice’s employment does not otherwise alter his receipt of retirement benefits as described in the 2018 Proxy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: January 14, 2019	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities & Finance Counsel

3